UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to §240.14a-12

Neuberger Next Generation Connectivity Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE MATTERS PLEASE VOTE NOW
Why am I receiving this letter?
You are receiving this reminder notice because you held shares in Neuberger Next Generation Connectivity Fund Inc. on May 15, 2026 and your Fund has not received your vote.
Please vote now to stop receiving solicitation notices and reduce costs for your Fund.

What am I voting on?
At the Annual Meeting you will be asked to elect Tom D. Seip, Franklyn E. Smith, and Joseph V. Amato to the Board of Directors.
You will also be asked to vote on an activist stockholder’s non-binding proposal.

How does the Board recommend that I vote?
The Board of the Fund unanimously recommends that you vote “FOR” each of the Director candidates being presented to stockholders and “AGAINST” the stockholder-sponsored proposal.
If you have questions on how to vote or about the proposals to be voted upon, please contact Georgeson LLC at (866) 831-9545.